SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================


                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



      Date of Report (Date of earliest event reported): September 12, 1997


                           TSUNAMI CAPITAL CORPORATION
                           ---------------------------
             (Exact name of Registrant as specified in its charter)


          Colorado                      33-8066-D               84-1031657
          --------                      ---------               ----------
(State or other jurisdiction of     (Commission File No.)    (I.R.S. Employer
incorporation or organization)                                Identification
No.)


       5757 W. Century Boulevard, Suite 515, Los Angeles, California     90045
       -----------------------------------------------------------------------
               (Address of Principal Executive Offices)               (Zip Code)


                                 (310) 337-9979
                                 --------------
                         (Registrant's telephone number,
                              including area code)


          11811 N. Tatum Boulevard, Suite 4040, Phoenix, Arizona 85028
          ------------------------------------------------------------
                    (Former name, former address and former
                   fiscal year, if changed since last report)

                                     Summary

         This Report describes a major change in the business, control and financial condition of Tsunami Capital Corporation (the"Registrant"). On September 12, 1997, the Registrant, which had not conducted any normal business operations since December 31, 1993, acquired a travel business (the "Business"). At the time of the acquisition, the Business was operated by a California corporation, CL Thomson-Vision Expedition, Inc., which was founded by Mr. Dionisio Lee-Yang in January, 1990. As a result of the transaction, whose details are described below, the former shareholders of CL Thomson-Vision Expedition, Inc. became, in the aggregate, the shareholders of a majority of the common stock of the Registrant. This type of transaction is commonly called a "reverse acquisition." The Business is described in detail below.


ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

         On September 12, 1997, the Registrant consummated the acquisition of CL Thomson-Vision Expedition, Inc. (the "Company"), a California corporation, by means of a merger between a newly formed, wholly-owned subsidiary of the Registrant called Tsunami Acquisition Corp. ("Merger Sub"), an Arizona corporation, and the Company. As a result of the merger, the former shareholders of the Company now hold approximately 65% of the presently outstanding common stock of the Registrant. Pursuant to the terms of the merger, the Merger Sub was merged with and into the Company, with the Company being the surviving corporation. Accordingly, the Merger Sub has ceased to exist as a separate entity, and the Company (i) has succeeded to the assets and properties of the Merger Sub, (ii) become liable for the liabilities of the Merger Sub and (iii) is a wholly-owned subsidiary of the Registrant. The Company is an airline ticket travel consolidator, as described below in this Report.

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

         a. Description of the Merger Agreement. The Registrant, the Merger Sub and the Company entered into a Merger Agreement ("Agreement") on July 31, 1997 and the closing of the transactions contemplated thereby occurred on September 12, 1997. Pursuant to the Agreement, all of the outstanding capital stock of the Company was exchanged for newly issued shares of common stock of the Registrant constituting approximately 65% of the total presently outstanding common stock of the Registrant, excluding any shares of common stock which may be issued upon the exercise of outstanding stock purchase warrants or options of the Registrant. The number and percentage of the shares of common stock held by the officers, directors and holders of more than 5% of the outstanding shares of common stock , as of the consummation of the merger, is shown below in this Report.

         b. Description of the Company.

         General Business and History. The primary business of the Company is that of an airline ticket "consolidator." Pursuant to a contract or special arrangement with a particular airline, a "consolidator" regularly purchases large blocks of passenger tickets from the airline at discounted prices and resells the tickets either directly to travelers or indirectly through travel agents. The discounted price a consolidator receives from an airline is usually expressed as a percentage of the published retail price for the ticket and that discount is commonly referred to in the industry as a "commission" . In addition to the commission, a consolidator will often negotiate certain volume bonuses from the airline which are based on the consolidator's sales volume. The difference between the purchase price paid to an airline and the price at which the ticket is re-sold is the Company's gross margin.

         The Company was founded by Dionisio Lee-Yang in January, 1990, under the name "Vision Expedition, Inc." The Company initially operated as a travel agent until June, 1991, when Mr. Lee- Yang obtained an agreement with China Eastern Airlines, a Mainland China airline, to purchase tickets from that airline and resell them as described above. Since that time the Company's primary business has been to act as a consolidator, selling airline tickets for travel between the United States and China and other destinations in Asia.

         Historically, the Company's business has expanded primarily as a result of acquisitions of other travel businesses. In March, 1994, the Company acquired JJM Interests, Inc.("JJM") from Mr. Joseph J. McGuinness, who is now a director of the Registrant. JJM had conducted business under the name "Thrifty Travel," which is presently used as a trade name by the Company. In connection with the JJM acquisition, the Company succeeded to the airline consolidator agreements with Northwest Airlines and Korean Airlines, among others.

         In March, 1995, the Company acquired all of the capital stock of Jetwin Inc., including Jetwin's airline consolidator agreement with Singapore Airlines. In October, 1995, the Company acquired certain assets and assumed certain airline consolidator contracts of Tymes Travel & Tours, a division of Tymes International, Inc., operating in Westminster, California and specializing in selling tickets for travel between the United States and Vietnam.

         The Company continued its acquisitions of consolidators and travel agencies in August, 1996 when it purchased all of the outstanding capital stock of CL Thomson, Inc., one of the oldest airline ticket consolidators in the United States, operating since 1972.

         After the acquisition of CL Thomson, the Company changed its name to CL Thomson-Vision Expedition, Inc. to take advantage of the goodwill and name recognition associated with CL Thomson in the travel industry. It is anticipated that the Registrant will, subject to shareholder approval, change its name to CL Thomson - Vision Corporation.

         The Company has contracts or special arrangements to act as a consolidator for approximately 25 airlines and deals in tickets for approximately 35 other airlines as well. The Company's three largest suppliers of airline tickets are Northwest Airlines, United Airlines and China Eastern Airlines. Business with each of these three airlines is responsible for approximately

15% of the Company's annual net sales, or a total of 45%. Business with the next 13 largest airline suppliers account for approximately 43% of net sales, and the remaining approximate 12% of net sales are derived from over 40 other airlines. More than 95% of the Company's sales are to other travel agents as opposed to travelers.

         The terms of the Company's airline agreements and arrangements vary among the different airlines. From time to time an airline changes its terms as changes occur in its general marketing arrangements, fare schedules and route schedules. The tendency in the industry is that once the relationship between an airline and a consolidator is established, it tends to be permanent, but the commission and fare rates are commonly changed frequently during the year. Approximately half of the Company's airline contracts have no termination date, while the other half are renewed annually based upon a review of the Company's performance, i.e., the number of tickets sold by the Company. Almost all of the contracts provide for termination of the agreement by either party within a specified time period, usually not more than thirty days, after written notice of termination to the other party. Typically, most agreements provide: (i) that the Company is to act as the agent of an airline; (ii) the policies and procedures for making reservations and issuing tickets and other travel documents, and (iii) the amount of the security deposit or letter of credit that the Company must make or issue to insure payment of the tickets. In some agreements, the renewal of the contract is conditioned upon the Company purchasing certain minimum quotas of tickets.

         The economic benefit of consolidators to the airline industry results from their advanced purchases of large blocks of tickets, which assures the airline of a certain minimum number of seat sales and results in more certainty in the airline's cash flow. Consolidators may often generate additional revenue for airlines because they are able to sell in specific markets where the airlines' own marketing efforts are not fully effective.

         The amount of discounts or commissions allowed by an airline to a consolidator is strongly influenced by the amount of revenue a consolidator provides to an airline through ticket purchases. Consolidators provide value to travel agents by passing to them a portion of the discount or commission and other concessions and incentives sometimes provided by the airlines.

         The role of a consolidator differs from that of a travel agent in that a travel agent merely acts as a sales agent of the airline and is compensated on a fixed commission schedule set by airlines. Firms such as the Company often act as consolidators for certain airlines and at the same time sell tickets as agents for other airlines, with whom it does not have a consolidator agreement or arrangement.

         The Company's basic business strategy is to increase sales volume. Management believes that as the Company's sales volume increases, the Company will gain an increased ability to negotiate increased discounts from airlines and an increased opportunity to effect economies of scale in its operations. Increased discounts enable the Company to increase its gross margins and to pass on some part of the increase to travel agents and travelers by way of lower ticket prices.

         Marketing. The Company's present marketing method is to accommodate its selling practices and presentations to the habits, customs and language of ethnic communities, specifically to travel agents who are a part of and cater to those communities. The Company places an emphasis on engaging personnel who can maintain these contacts and relationships in the respective ethnic communities and who know how to conduct business and promotional activities in a manner favored by those communities.

         The Company's business is conducted through various offices and divisions organized to focus on a particular ethnic community. For example, the "Jetwin Air" division is used to market travel to India and Pakistan in the appropriate ethnic communities; "Tymes Air" to market travel to Vietnam and Indo-China in the Vietnamese communities, "China Vision" to market travel to China, Singapore and Taiwan to Chinese communities, "Vision Air" to market travel to the Philippines and Thailand to the Filipino and Thai communities. The Company's offices are located in large metropolitan areas with large ethnic communities; Los Angeles, San Francisco, San Diego, New York, Chicago, Honolulu and Las Vegas. The Company plans to open another office in San Jose, California in the near future.

         The Company's efforts have been primarily focused on international travel, but it has recently begun to sell tickets on domestic carriers for air travel in the United States. During the summer of 1997, the Company obtained consolidator agreements with America West Airlines and Continental Airlines and it is in the process of establishing further business relationships with other domestic air carriers. The marketing of tickets on domestic air carriers is expected to use trade and print advertising and would allow the Company to add marketing efforts beyond its traditional ethnic markets.

         Marketing to travel agents is done primarily by advertising in trade publications and magazines and by the use of multiple distribution fax messages (or "blast faxes") announcing special travel prices and other incentives to its travel agent customers. Emphasis is placed on the name "CL Thomson" in marketing to travel agents because management believes that in the travel industry, that name carries recognition and reputation as one of the oldest and most reliable airline ticket consolidators. In addition, because of the Company's high volume of business, compared with the volume of a typical travel agent, the Company is often able to obtain lower prices from the airlines than can the typical travel agent and some of the price differential can in turn be passed on to the travel agents and other customers.

         The Company has recently begun to develop programs for the sale of tour packages. Most tour packages are sold by travel agents, but they are developed by securing large blocks of low-cost airline seats and low-cost hotel accommodations and other tourist services (such as ground transportation and special access to golf courses, casinos, amusement parks and museums) and then packaging or combining these elements into a complete travel package at a single price to the consumer. The Company recently entered into an exclusive general sales agency agreement with Debonair Airways, a low-cost European airline, to sell airline seats in the United States and which may be used for its tour packages in Europe. In another marketing program, the Company furnishes airline tickets to businesses without charge, which are then given to customers as sales incentives on the condition that the customer purchase hotel accommodations through the Company. In that program, the Company purchases blocks of the hotel accommodations from a particular hotel or resort at a discounted rate and the gains from the re-sale of the hotel accommodations compensates it for the price of the airline tickets.

         Competition. The travel service industry is highly competitive and has low barriers to entry. The Company competes with other distributors of travel services, travel providers (airlines), travel agents, tour operators and group travel sponsors, some of which have substantially greater financial and marketing resources, more experience in the marketing and sale of travel services and greater name recognition than does the Company. The Company competes for customers based upon price, service and with respect to travel agents, attractive commission structures. The airlines that supply tickets to the Company under the various consolidator arrangements may decide to compete more directly with the Company and restrict the availability of tickets or the ability of the Company to offer tickets at a preferential price. Other distributors may have similar arrangements with airlines, some of which may provide better availability or more competitive pricing than that offered by the Company. Furthermore, some travel agents and group travel sponsors have a strong presence in their geographic areas which may make it difficult for the Company to attract customers in those areas.

         Seasonality. The domestic and international leisure travel industry is highly seasonal. The Company has been subject to quarterly fluctuations caused primarily by the seasonal variations in the travel industry. The Company's net sales are generally higher in the second and fourth calender quarters. The Company expects this seasonality to continue in the future on a consolidated basis, with the Registrant's first and third quarters showing seasonal effects on sales. The Company's quarterly results of operation may also be subject to fluctuations as a result of fare wars by airlines, changes in relationships with airlines, the timing and payment of volume bonuses, extreme weather conditions and other factors affecting travel.

         Proprietary Rights. The Company's operation does not depend on patents, copyrights, trade secrets, or other proprietary information for its market penetration and control.

         Personnel. As of the consummation of the merger, the Company had 90 full-time employees. These include 35 in administration and 55 were employed in connection with sales. The Company's employees are not represented by any collective bargaining organization and the Company has never experienced a work stoppage. The Company believes its relations with its employees are good.

         Facilities. As of the consummation of the merger, the Company had 10 leased facilities. The corporate offices of the Company and one of its travel offices are located on leased premises at 5757 W. Century Boulevard, Suite 515, Los Angeles, California 90045. The facility contains approximately 4,700 square feet of office space and is leased a current rate of $4,900 per month for a term to expire on March 31, 2000. The Company also leases facilities for its other travel offices, typically 2,500 square feet of office space or less, at rates competitive for the particular area. The Company has California offices in Los Angeles, Monterey Park, Westminster, San Diego and San

Francisco in addition to offices in Chicago, New York, Las Vegas and Honolulu.

         Litigation. The Company is not a party to any litigation or administrative action and management is not aware of any pending or threatened litigation action which may have a material effect upon the Company's business, financial condition or operations.

         c. Management. The principal officers and directors of the Company are as follows:

Name                        Age            Position with the Company
----                        ---            -------------------------

Dionisio Lee-Yang           49             President and Director
T. Shaun Burns              33             Vice President of Finance;
                                           Chief Financial Officer
Dionisio Lee, Jr.           26             Vice President of Marketing
Sonia Ibarra                44             Vice President of Administration;
                                           Secretary
Sam Nee                     52             Assistant to the President
Donald L. Beck              71             Chairman of the Board of Directors
Christopher Hsiung          47             Director
Joseph J. McGuinness        69             Senior Advisor; Director
Edwin Srenco                53             Director
Wayne L. Stern              54             Director

         Dionisio Lee-Yang has been the President and a director of the Company since he founded it in 1990. Since 1971, Mr. Lee-Yang founded and has served on the Board of Directors of several entities affiliated with the Dimerco Group. From May, 1980 to October, 1988, he founded and was the President of Dimerco Agency Group, Inc. From July, 1976 to February, 1988, he founded and was the Chairman of the Dimerco Electronic Corp. From July, 1971 to July, 1986, he founded and served in various officer positions, including President, Chairman and Chief Executive Officer with Dimerco Express Corp. From 1969 to 1971, Mr. Lee-Yang was the Vice President with Dimerco Travel Agency, Inc. From 1970 to 1971, he was also the Special Assistant to the Chairman with International Reinsurance Co., Ltd. From 1967 to 1970, he was employed as the Vice President and Treasurer by Century Insurance & Surety Co., Inc. Mr. Lee-Yang is the father of Dionisio Lee, Jr.

         T. Shaun Burns has been the Company's Chief Financial Officer since September 2, 1997. From January, 1995 until joining the Company, Mr. Burns was employed by Western Pacific Airlines, Inc., serving in various capacities, including Manager of Finance. From July, 1993 to January 1995, he owned and operated a travel agency in Scottsdale, Arizona called the Travellers Edge. From April 1987 until July 1993, he was employed in various capacities by America West Airlines, Inc., including Manager of Financial Planning.

         Dionisio Lee, Jr. has been the Vice President of Marketing since the consummation of the merger. From August, 1996 to September, 1997, Mr. Lee was the Company's General Manager for the Southern California and Nevada regions. From 1993 to July, 1996, he was the Company's director of Marketing. For the year prior to that, Mr. Lee was a ticketing agent with the Company. Mr. Lee is the son of Dionisio Lee-Yang.

         Sonia Ibarra has been the Company's Vice President of Administration and Secretary since the consummation of the merger. From March, 1995 until August, 1997, Ms. Ibarra was an Assistant Vice President. From January, 1994 until February, 1995, she was the Director of Administration. From September, 1987 to August, 1990, she was employed as Personnel Manager with Trico Industries.

         Sam Nee has been the Company's Assistant to the President since the consummation of the merger. Mr. Nee has 20 years experience in the retail and wholesale travel industry. From September, 1996 until joining the Company, Mr. Nee was the Director of Sales for the Western Region for Pacific Bestour, Inc. From January, 1991 to November, 1995, he was Senior Sales Director for Inter-Pacific Tours, Inc., based in New York City. For the ten years prior to that, Mr. Nee owned and operated a number of retail travel agencies in the San Francisco and Santa Barbara areas of California.

         Donald L. Beck, has been a Director and Chairman of the Board of Directors of the Company since January, 1995, having served the Company in those same capacities during 1992 and 1993. He is and has been since October, 1990 a Director of Reno Air, Inc. Since 1988, he has been the Chairman of the Board of The Pacific Group, an airline consulting firm located in Manhattan Beach, California. From 1988 to 1993, Mr. Beck was Chairman of Pacific Rim Development Corp., a land development company, also located in Manhattan Beach, California. Mr. Beck has over 30 years experience in the airline industry, having been employed for 28 of those years as a senior officer with Continental Airlines, Western Airlines and World Airways.

         Christopher Hsiung has been a director of the Company since its inception in April, 1992. Since 1976, Mr. Hsiung has been a Vice President with American Medical Endocrine Laboratory.

         Joseph J. McGuinness has been a Senior Advisor to the Company since March 1994, when he sold JJM to the Company. Mr McGuinness had owned and operated JJM ("Thrifty Travel") from April, 1991 to March, 1994. He was self-employed as a consultant to travel agencies from January, 1989 to April, 1991. From 1980 to 1989, he was employed in various sales capacities with Pan American World Airways, Inc., last serving as the Western Region Sales Director. From 1960 to 1980, he was employed in various sales capacities with National Airlines, last serving as the Western Region Sales Director.

         Edwin Srenco has been a director of the Company since April, 1992. Since 1987, Mr. Srenco has been employed by the Northrop Corp. as a Senior Technical Specialist. From 1976 to 1987, he was a Senior Engineer with the McDonnell Douglas Corp.

         Wayne L. Stern, M.D. has been a Director of the Company and the Registrant since the consummation of the merger. Since 1974, Dr. Stern has been the President of, and conducts his medical practice in pulmonary medicine through the Minnesota Lung Center, Ltd., in Minneapolis, Minnesota. He has been a consultant in respiratory care to a number of Minneapolis hospitals and organizations. Since 1984, he has been a director of Special Medical Services, Inc., a home health care company in Minneapolis, Minnesota which he founded. In June 1990, he was one of the founders and remains a director of Reno Air, Inc. and serves on the Executive and Strategic Planning Committees of that company. Dr. Stern graduated from the Massachusetts Institute of Technology with a B.S. in Electrical Engineering. He received an M.D. from the University of Rochester (New York). Dr. Stern was a founder and remains a director of Debonair Holdings PLC, a European public company, and of Debonair Airways Limited, its wholly owned subsidiary which operates a low-cost European airline.

         The principal officers and directors of the Registrant are the same as those of the Company.

         d. Principal Shareholders. The following table sets forth, as of the date of this Memorandum, certain information with respect to the Registrant's Common Stock owned of record or beneficially by (i) each director of the Registrant; (ii) each person who owns beneficially more than five percent (5%) of the Registrant's outstanding Common Stock; and (iii) all executive officers and directors as a group.

Name and Position                             Shares Beneficially Owned           Percent of Ownership
-----------------                             -------------------------           --------------------
Dionisio Lee-Yang, President and              4,432,000                           20.4%
Director(1)(2)
Kay Silverman, Greater than 5%                1,940,173                           8.9%
shareholder
Wayne L. Stern, Director(3)                   612,616                             2.8%
Edwin Srenco, Director                        528,000                             2.4%
Christopher Hsiung, Director                  400,000                             1.8%
Dionisio Lee, Jr., Vice President             200,000                             0.9%
of Marketing (2)
Donald Beck, Chairman of the
Board of Directors(4)                        100,000                              0.5%
Sonia Ibarra, Vice President of               80,000                              0.4%
Administration; Secretary
Joseph J. McGuinness, Director                40,000                              0.2%

                                        9

Sam Nee, Assistant to the                     16,000                              0.1%
President
T. Shaun Burns, Chief Financial               -0-                                 ---
Officer
Officers and Directors as a group
(10 persons)(1)(3)(4)                         6,408,616                           29.1%

-----------------------------------
(1) Includes (i) 600,000 shares held by Mr. Lee-Yang's spouse, (ii) 752,000 shares held by Dimerco Agency Group, Inc., a Philippines corporation owned by Mr. Lee-Yang and various members of his family and of which Mr. Lee-Yang is a director, and (iii) 2,000,000 shares held by the D.A. Group, a California corporation, which is the wholly-owned subsidiary of Dimerco Agency Group, Inc., and of which Mr. Lee-Yang is the President.
(2) Dionisio Lee, Jr. is the son of Dionisio Lee-Yang. Dionisio Lee-Yang disclaims any interest in or control over such shares.
(3) Includes (i) 277,833 shares held in a retirement account by Dr. Stern's spouse, (ii) 74,783 shares held in trust for the benefit of one of Dr. Stern's children, (iii) 60,000 shares subject to currently exercisable options, and (iv) 200,000 shares subject to a convertible promissory note, held by Dr. Stern.
(4) Includes 20,000 shares subject to a convertible promissory note held by Mr. Beck.

ITEM 5.           OTHER EVENTS.

         On September 12, 1997, in connection with the merger transaction described above, the Registrant moved its offices to leased premises at 5757 W. Century Blvd., Suite 515, Los Angeles, California 90045, the present corporate offices of the Company. The Registrant plans to lease approximately 2,875 square feet of office space in a suite adjacent to the Company's current corporate offices.

ITEM 6.           RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         As a condition to the closing of the Merger, the directors of the Registrant have resigned and have been replaced by the directors named above. There were no disagreements with the Registrant by any of the directors.

ITEM 7.           FINANCIAL  STATEMENTS,  PRO FORMA  FINANCIAL  INFORMATION  AND
                  EXHIBITS

         a.  Financial   Statements  of  Businesses   Acquired.   The  financial
statements required by this Item will be filed with an amendment to this Report, which will be filed no later than November 26, 1997.

         b. Pro Forma Financial Information. The pro forma financial information required by this Item will be filed with an amendment to this Report, which will be filed no later than November 26, 1997.

         c. Exhibits. The following exhibits are required pursuant to Item 601 of Regulation S-K:

                  1. Merger Agreement dated July 31, 1997.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  DATED: September 29, 1997

                                    TSUNAMI CAPITAL CORPORATION


                                    By:  /s/ Dionisio Lee-Yang
                                         ---------------------------------------
                                         Dionisio Lee-Yang, President



                                    By:  /s/ T. Shaun Burns
                                         ---------------------------------------
                                         T. Shaun Burns, Chief Financial Officer
                                       11